# AGREEMENT FOR PURCHASE AND SALE OF ASSETS

THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement") is made and entered into as of the 9th day of October, 2017, by and among DigitalTown, Inc., a Delaware corporation ("Buyer"), and Congo Ltd., a Colorado corporation ("Seller").

## RECITALS

A. Seller owns and operates a web-based online platform offering: 1) a portal connecting attorneys to prospective clients through a marketplace setting; 2) a software as a service subscription, selling web features to attorneys for their use on their respective law firm websites; and 3) the creation of customized online directories.

B. Seller desires to sell certain Assets to Buyer. All Assets subject to sale are set forth in Exhibit A. Buyer desires to purchase the Assets from the Seller, all on the following terms and conditions.

NOW, THEREFORE, in consideration of mutual covenants, agreements and considerations set forth herein, the parties agree as follows:

1. Purchase and Sale.

1.1 Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase the Assets from Seller and Seller agrees to sell the Assets to Buyer on the Closing Date (as hereinafter defined).

1.2 Purchase Price. The purchase price for the Assets shall be one million two hundred seventy-five thousand and no/100 US Dollars ($1,200,000) ("Purchase Price") payable upon Closing and as follows:

(a) $1,200,000 of the Purchase Price shall be paid in Buyer's publicly issued common stock ("Shares") valued at forty cents ($0.40) per share on the Closing Date, in total, three million (3,000,000) Shares.

(b) $75,000 of the Purchase Price shall be paid in cash, to be wired on the Closing Date.

1.3 Obligations of Seller.

(a) All liabilities of Seller, whether disclosed or undisclosed, including year-end adjustments to the extent said adjustments relate to any period of time prior to the Closing Date shall be paid by Seller and Seller shall indemnify and hold Buyer harmless against all such liabilities, including all tax liabilities. Except as otherwise specifically provided herein, Buyer shall assume no liabilities or obligations of Seller.

(b) Prior to the Closing Date, Seller agrees to provide to Buyer all information necessary to transfer the Assets to Buyer on the Closing Date and Seller further agrees to execute any documents required to effect such transfer.

(c) In consideration of the Purchase Price and for entering into this Agreement, Seller warrants that until Closing or termination of this Agreement, it shall not engage in any discussions with other potential acquirers and will dedicate all resources as needed, in good faith, to proceed toward the Closing of the transaction.

1.4 Obligations of Buyer.

(a) Buyer is not assuming or agreeing to assume or discharge, and shall not be liable for, any liability or obligation of Seller whatsoever, whether now existing or hereafter incurred, other than (i) the obligations of Seller arising from this Agreement and after the Closing Date to maintain the transferred Assets. Seller shall remain responsible for and shall pay when due, all other liabilities and obligations of Seller, whether now existing or hereafter.

(b) As a condition of entering into this Agreement, Buyer shall make an offer of employment to Frank Robles. Obligations for such employment, salary and benefits, shall be paid by Buyer immediately, commencing October 6, 2017.

(c) Buyer immediately grants to Seller a non-exclusive right to sell and license the got.law and city.law web domains (i.e. austin.law, clevelend.law, etc.) until Closing, except the Seller shall have an exclusive right to sell domain names associated with austin.law and cleveland.law, with all proceeds of such sales or licenses and contracts belonging to Seller until such time as the Closing occurs. Such right shall be documented in a separate licensing agreement between Buyer and Seller.

1.6 Earnest Money. Buyer shall deliver to Seller, prior to closing, fifty thousand and no/100 US Dollars ($50,000), payable in two installments, the first being October 10, 2017 and

the second on November 6__, 2017. The foregoing payment shall be deemed non-refundable earnest money in anticipation of the Closing. Earnest money shall be used by Seller to continue operations up to and through the Closing Date.

2. The Closing. The transaction provided for herein shall be closed on the first available date mutually agreed upon by the parties after the condition specified in Section 7(a) herein has been satisfied (the "Closing Date"), with the intention to close on or before December 5, 2017. The closing shall be facilitated by overnight delivery of documents and by wire transfer of funds, transfer of stock, or by such other means as the parties may agree upon. In the event the condition set forth in Section 7(b) herein has not been satisfied prior to December 5th, 2017, either party may terminate this Agreement immediately upon written notice to the other party.

3. Instruments of Transfer; Further Assurances.

(a) At the Closing, the Seller shall deliver to Buyer:

(i) A Bill of Sale and Assignment(s) transferring to Buyer ownership of the Assets free and clear of all liens, security interests and other encumbrances;

(ii) A Certificate of Good Standing for Seller from the Colorado Secretary of State;

(iii) Certified resolutions of the Board of Directors of Seller approving this transaction;

(iv) A Non-Competition Agreement pursuant to Section 9 herein, duly executed by Seller.

(v) Such other and further instruments of transfer as shall in the opinion of Buyer's counsel be necessary or appropriate to consummate the purchase and sale.

(vi) Offers of employment to Victor Rojas, Fernando Guerrero and Luis Fernando Valenzuela Peinado. Unless an agreement is entered into between any of said employees and the Buyer, these employees will be considered at will, and their employment may be terminated at any time.

(b) At the Closing, Buyer shall deliver the Purchase Price to Seller in the amounts as set forth in Section 1.2 herein with the exception of 750,000 Shares which shall be held by Buyer in escrow, to be released no later than one hundred and twenty (120) days after the Closing Date. In the event a creditor of Seller asserts a claim against the Buyer, the Buyer may reduce an amount of Shares held in escrow equal to the value of the claim If the value of the claim is less than the value of the Shares held in escrow, the Buyer will then transfer to Seller the number of shares that is in excess to the value of the claim.

4. Representations and Warranties of Seller and Seller's Shareholders. Seller represents and warrant to Buyer as follows:

(a) Organization; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite power and authority to perform its obligations hereunder.

(b) Authorization. The execution, delivery and performance of this Agreement by Seller has been duly authorized by the Board of Directors of Seller and the Agreement constitutes the valid and binding obligations of Seller.

(c) Financial Statements. Seller shall deliver to Buyer copies of the following internally prepared financial statements of Seller ("Financial Statements"), all of which are true and complete:

(i) Balance Sheet of Seller for the period ended November 30, 2017.

(ii) Statement of Income for January 1, 2017 through November 30, 2017.

The Financial Statements fairly present the financial condition and assets and liabilities of Seller as of the date indicated, and the results of operations of Seller for the period then ended. The Financial Statements were prepared accurately and on a basis consistent with the Financial Statements of Seller prepared in previous years.

(d) Absence of Undisclosed Liabilities. Except to the extent reflected, reserved, or otherwise provided for in the Financial Statements, Seller does not have any liabilities or obligations of any nature relating to the operations or business conducted, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than those incurred

in the ordinary course of business. There is no basis for assertion against Seller of any claim or liability relating to said operations or business in any amount not fully reflected or provided for in the Financial Statements or covered by insurance policies of Seller.

(e) No Adverse Changes. There have not been (i) any adverse changes in the financial condition or in the operations, business, prospects, properties or Assets from that shown on the Financial Statements, or (ii) any damage, destruction or loss to any of the properties or Assets, whether or not covered by insurance, which have adversely affected or impaired or which does or may adversely affect or impair the ability of Seller to conduct its business, or (iii) any negotiation, or request for negotiation, for any representation or any labor contract or any event or condition relating to Seller's business of any character which has adversely affected or which does or may adversely affect or impair the business of Seller.

(f) Tax Returns and Payments. Except for returns which are not yet due (provided they are filed on or prior to their due date), Seller will have at Closing duly filed all federal, state and local tax returns and reports required to be filed and now have and will have at Closing fully paid or established adequate reserves for the proper payment of all taxes (whether or not shown on any tax return) and other governmental charges upon it or its properties, assets, licenses or sales (excluding income taxes based on Seller's net income). There are no tax rulings outstanding, or requested rulings, that would affect any of Seller's tax liabilities. All monies required to be withheld by Seller from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of Seller. Any and all Internal Revenue Service adjustments to Seller's taxes have been reported to all applicable states and all state taxes relating to such adjustments have been paid.

(g) Title to Property and Assets. Seller has good title to all its Assets, subject to no mortgage, pledge, lien, security interest, Leases, charge, encumbrance or conditional sale or other title retention agreement.

(h) Leases and Licenses. A list of all leases and all license agreements to which Seller is a party, and related to the Assets is attached as Schedule B. All such leases and licenses are in good standing, valid and effective in accordance with their respective terms, and there are

no existing defaults or events of default or events which with notice or lapse of time or both would constitute defaults. Seller has received no notice of any claimed default with respect to any leases and licenses. Neither the execution of this Agreement nor the consummation of the transaction contemplated by this Agreement will result in a default in, or will be deemed to be an assignment of, Seller's leases and licenses.

(i) Litigation, etc. Other than the matter of Michael Balducci vs. Congo Ltd. filed in California Superior Court and removed to the United States District Court, District of Colorado, Case No. 4:14-cv-4062-KAW, there is no suit, action or litigation, or administrative, arbitration or other proceeding at law or in equity (including but not limited to, those that are filed but un-served), or threatened in writing against the Seller, and Seller has not received any written notice of any such threatened action, suit, arbitration, claim, audit or proceeding or, any governmental investigation or any change in the environmental, zoning or building laws, regulations or ordinances affecting the real property or leasehold property of Seller or its business operations, pending or, to the knowledge of Seller or Seller's Shareholders, threatened, that might, severally or in the aggregate, adversely affect the financial condition, business, property, assets or prospects of Seller. Seller has complied with and is not in default under or in violation of any laws, ordinances, requirements, regulations or orders applicable to its business and Seller has not received notice of any claimed default or violation with respect to any of the foregoing which claimed default or violation exists as of the date of this Agreement. In the event any action, suit, arbitration, claim or proceeding of the nature described in this Section is initiated prior to Closing, Seller shall advise Buyer thereof in writing within five (5) business days.

(j) Compliance with Other Instruments, etc. Neither the execution nor the delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in any violation of or constitute a default under any agreements of Seller or Seller's Shareholders, or any agreement, mortgage, indenture, license, permit or other instrument, judgment, decree, order, law or regulation by which Seller or Seller's Shareholders is bound.

(k) Books of Account and Records. Seller's books of account fairly reflect all of the Seller's items of income and expense, assets, liabilities and accruals, and are prepared, maintained and compiled on a basis consistent with prior years.

(l) Brokers. No broker or finder has been employed by Seller or Seller's Shareholders in connection with this transaction.

(m) Disclosure. No representation or warranty by the Seller's Shareholders or Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5. Indemnity.

(a) The parties agree to indemnify each other and hold each other harmless from any loss or damage from the breach of any warranty or representation of the respective party set forth herein, including reasonable legal and accounting fees and expenses incurred by the other party as a result of such breach or in enforcing this indemnity.

6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite power and authority to perform its obligations hereunder.

(b) Compliance with Other Instruments, etc. Neither the execution nor the delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in any violation of or constitute a default under any agreements of Buyer, or any agreement, mortgage, indenture, license, permit or other instrument, judgment, decree, order, law or regulation by which Buyer is bound.

(c) Brokers. No broker or finder has been employed by Buyer in connection with this transaction.

(d) Authorization. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by the Board of Directors of Buyer and the Agreement constitutes the valid and binding obligations of Buyer.

(e) Disclosure. No representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

7. Covenants of Seller and Seller's Shareholders. Seller and Seller's Shareholders agree that prior to the Closing:

(a) Cooperation. Seller will use their best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Seller will use their best efforts to preserve Seller's business organizations intact and to keep available the services of its employees and representatives and will preserve the goodwill of its employees, customers, suppliers and others having business relations with Seller.

(b) Maintenance of Books and Records. Seller will maintain its books, accounts and records in the usual manner on a basis consistent with prior years. Seller will duly comply in all respect with all laws and decrees applicable to it and to the conduct of its business.

(c) Debts. All debts and trade payables of Seller will be paid as they become due in the normal course of business.

(d) Agreements Delivered, etc. Prior to the Closing Date, Seller will furnish to Buyer complete and accurate lists of the following: (i) all agreements or arrangements of Seller that are to be performed in whole or in part on or after the date hereof; (ii) all healthcare benefits agreements, bonus, incentive, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations, trust agreements of Seller in effect or under which any amounts remain unpaid on the date hereof or are to become effective after the date hereof; and (iii) all employment and consulting contracts not terminable at will without penalty to which Seller is a party.

8. Covenants of Buyer.

(a) Good Faith. Buyer will faithfully perform on a timely basis all of its obligations required herein.

(b) Non-Competition & Non-Solicitation. In the event that this Agreement is terminated prior to the Closing date: 1) Buyer agrees it will not reverse engineer or build a listed asset, using confidential information obtained by Seller, for twelve (12) months from the date of this Agreement; and 2) Buyer also agrees that it will not solicit for employment or independent contracting, any employees or contractors of Seller, other than Frank Robles, without prior written consent of the Seller's Board of Directors and/or Officers for a period of twelve (12) months from the date of this Agreement.

9. Conditions Precedent to the Obligations of Seller and Seller's Shareholders. All obligations of Seller and Seller's Shareholders under this Agreement are subject to the fulfillment, at the option of Seller and Seller's Shareholders, at or prior to the Closing Date, of the following condition: The representations and warranties of Buyer herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date, except as affected by the transaction contemplated hereby.

10. Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment of Buyer, at or prior to the Closing Date, of the following conditions:

(a) The representations and warranties of Seller herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date, except as affected by the transaction contemplated hereby.

(b) Seller's Shareholders and Seller shall have performed all of their obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by Seller prior to the Closing Date.

(c) Buyer shall be authorized by its Board of Directors to enter into this described Asset Purchase and Sale.

11. Securities Disclosures.

(a) Potential Loss of Investment. Seller understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment. The Seller has had the opportunity to review the filings of the Buyer with

the U.S. Securities and Exchange Commission, and has made all necessary inquiries of management of the Buyer with regards to such filings.

(b) Investment Purposes. The Seller is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for resale, distribution or fractionalization thereof in whole or in part, and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Seller is acquiring herein. Further, the Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Seller is acquiring.

(c) Restrictive Legend. The Seller is aware that the Shares issued hereunder have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and have been offered pursuant to the exemption from registration contained in Section 4(2) of said Act and Regulation D promulgated thereunder on the ground that no public offering is involved, which reliance is based in part upon my representations set forth herein. It is further understood and agreed that the Shares subscribed for hereunder may not be offered, sold, transferred, pledged or hypothecated to any persons in the absence of registration under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel satisfactory to the Company that such registration is not required. It is further understood that a legend will be placed on Shares certificate which sets forth the restrictions set forth herein

12. Survival of Representations. All statements by or on behalf of Seller contained in this Agreement or any certificates or other instrument delivered by or on behalf of Seller in connection with the transaction contemplated hereby shall survive the Closing.

13. Entire Agreement. This Agreement supersedes all previous agreements among the parties and contains the entire understanding and agreement among them with respect to its subject matter. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by all parties. This Agreement is binding on all parties with full force and effect.

14. Waivers and Notices. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by Seller in the case of a default by Buyer and by Buyer in the case of a default by Seller. The failure of any party to

insist in any instance upon performance of any term or condition of this Agreement shall not be construed as a waiver of any future performance. All waivers under this Agreement and all notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder or thereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed certified first class mail, postage prepaid:

(a) If to Seller:

R.C. Rondero de Mosier, COO
701 Brazos St., 16th Floor
Austin, TX 78701

(b) If to Buyer:

Robert Monster, CEO
PO Box 742
Bellevue WA 98009

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

15. Benefits. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

16. Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its or his own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, legal counsel and accountants. Seller shall pay all stamp, documentary, transfer or similar taxes which may be payable as a result of the sale.

17. Facsimile Signatures; Counterparts. The delivery of an executed copy of this Agreement or of any amendment hereto, made by facsimile or electronic transmission by any party to the other party hereto shall constitute effective delivery of such document by such transmitting party to such receiving party, and any executed facsimile or electronically transmitted copy so delivered shall be deemed equivalent to an executed original. This

Agreement and any amendments thereto may be signed in two or more counterparts, and all counterpart signatures, taken together, shall constitute one executed original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

**BUYER'S NAME**

By: *Rob Monster*

Print Name: Rob Monster

Title CEO

**SELLER'S NAME**

By *Willy Ogorzaly*

Print Name: Willy Ogorzaly

Title: CEO

Schedule A

**Shareholder Ratification**

The following Shareholders, constituting all of the shareholders of Congo, Ltd. ratify the foregoing Agreement.

DocuSigned by:

Willy Ogorzaly

DocuSigned by:

Russell Hinds

DocuSigned by:

Tyler Cox

DocuSigned by:

Marc Yagjian

DocuSigned by:

Victor Rojas

DocuSigned by:

Joe Burchard

DocuSigned by:

Brett Bloethner

DocuSigned by:

Capital Factory
By: Gordon Daugherty

DocuSigned by:

Ator Inc. f/b/o Capstone Trust for Entrepreneurship
By: Tihan Seale

Schedule B

**ASSETS**

1. Customer accounts and administrative data
2. Subscribed customers
3. All source code and supporting elements. To be more specific the following:
    a. Current Production Source Code - Also referred to as the MVP written in Rails with the most recent advancements.
    b. Current production database
    c. The original (MVP) AWS account, data, assets and S3 buckets
    d. IBM hosting agreement for the MVP
4. New code base - Written in Python, Django & Angular
5. The new AWS infrastructure
6. New code base databases (dev, staging and prod)
7. The new AWS contract used for the new infrastructure and associated accounts
8. All deployment scripts
9. The GitHub account along with all of the repositories
10. The new WordPress Plugin source code
11. FAQ Helpdesk Repository
12. Website analytics
13. Austin.law demo
14. Minnesota state bar demo
15. Maryland State bar demo
16. Supportive Elements / systems intact with all associated data and elements
    a. Intercom account
    b. PivotalTracker account
    c. Algolia account
    d. Maxmind account
    e. OpenTok / TokBox account

f. Cronofy agreement and associated agreements

g. Segment account

17. Other Agreements

a. Any city.law sales agreements

b. Eight ("8") pre-paid public relations announcement from PRWeb

c. $90,000 US Dollars in AWS credits, subject to expiration February 1, 2018.

d. Rackspace Aviator contract

e. Affinipay / LawPay agreements and associated accounts